EXHIBIT 12



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
                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Millions of Dollars Except Ratios)


                                                                    Three Months Ended              Nine Months Ended
                                                                       October 1, 2000                October 1, 2000
                                                                    ------------------              -----------------

EARNINGS:

Earnings before income taxes                                                  $  123.3                       $  329.3

Interest expense                                                                  37.2                          108.3

Portion of rent expense representative of an interest factor                       6.9                           20.7
                                                                              --------                       --------
Adjusted earnings before taxes and fixed charges                              $  167.4                       $  458.3
                                                                              ========                       ========

FIXED CHARGES:

Interest expense                                                              $   37.2                       $  108.3

Portion of rent expense representative of an interest factor                       6.9                           20.7
                                                                              --------                       --------
Total fixed charges                                                           $   44.1                       $  129.0
                                                                              ========                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                3.80                           3.55
                                                                              ========                       ========
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